Exhibit 5.1

June 12, 2025

SharpLink Gaming, Inc.

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for SharpLink Gaming, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 promulgated thereunder of 76,319,345 shares of Common Stock consisting of (i) 58,699,760 shares (the “PIPE Shares”) of common stock, par value $0.0001 share (“Common Stock”) issued to the investors of the PIPE Offering (as defined herein), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 10,400,553 shares of Common Stock with an exercise price per share equal to $0.0001, (iii) 10,400,553 shares underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) warrants (the “Strategic Advisor Warrants”) to purchase up to 3,455,019 shares of Common Stock, (v) 3,455,019 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants (the “Strategic Advisor Warrant Shares”), (vi) warrants (the “Placement Agent Warrants”) to purchase up to 2,764,013 shares of Common Stock with an exercise price per share equal to $7.688, and (vii) 2,764,013 shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”). The PIPE Shares, the Pre-Funded Warrant Shares, the Strategic Advisor Warrant Shares, and the Placement Agent Warrant Shares are collectively referred to as the “Securities.” The offering of the Securities will be as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation as amended and/or restated to date and as currently in effect (the “Certificate of Incorporation”), (ii) the Company’s Bylaws as amended and/or restated to date and as currently in effect, (iii) the Registration Statement and the Prospectus, (iv) the Warrants, and (v) such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that all parties (other than the Company) had the requisite power and authority (corporate or otherwise) to execute, deliver, and perform such agreements or instruments, that all such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and that such agreements or instruments are valid, binding, and enforceable obligations of such parties. As to certain questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

SharpLink Gaming, Inc.

June 12, 2025

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Securities have been duly authorized and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid, and non-assessable.

In rendering the foregoing opinion, we have assumed that, (i) before the Securities are issued, the Company will not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its then-effective Certificate of Incorporation such that the number of unissued shares of Common Stock authorized under the Certificate of Incorporation is less than the aggregate number of Securities, (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL (as defined below), and (iii) upon the issuance of any of the Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) (the “DGCL”) and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP